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                                                                    Exhibit 23.3
                                                                    ------------


                CONSENT OF KUPFERBERG, GOLDBERG & NEIMARK, LLC
                             INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Staples, Inc. Amended and Restated 1998 Employee Stock Purchase Plan of our report dated February 24, 1998 with respect to the consolidated financial statements of Quill Corporation and Subsidiary as of December 31, 1997 and for the years ended December 31, 1997 and 1996 included in its Annual Report on Form 10-K for the year ended January 30, 1999, filed with the Securities and Exchange Commission.



                          /s/ Kupferberg, Goldberg & Neimark, LLC
                         --------------------------------------------
                         KUPFERBERG, GOLDBERG & NEIMARK, LLC



Chicago, Illinois
November 8, 1999